UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2009

UGI Utilities, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 N. 12th Street, Suite 360, Reading, Pennsylvania		19612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 796-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 27, 2009, the Pennsylvania Public Utility Commission ("PUC") issued a final order approving the recommended decision of the administrative law judge with respect to the rate case settlement agreements submitted by UGI Penn Natural Gas, Inc. ("UGIPNG") and UGI Central Penn Gas, Inc. ("CPG") to the PUC on July 2, 2009. UGIPNG and CPG are each wholly owned subsidiaries of UGI Utilities, Inc. (the "Registrant"). The UGIPNG settlement agreement provides for rates designed to produce $19.75 million in additional annual base rate operating revenue. The CPG settlement agreement provides for rates designed to produce $10.0 million in additional annual base rate operating revenue. The new rates became effective on August 28, 2009.

A copy of the press release issued by UGI Corporation, the parent of UGI Utilities, Inc., is attached as Exhibit 99 to this report.

Item 9.01 Financial Statements and Exhibits.

99 Press Release of UGI Corporation dated September 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

September 1, 2009	By:	Robert W. Krick

Name: Robert W. Krick
Title: Assistant Treasurer

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Exhibit Index

Exhibit No.	Description

99	Press Release of UGI Corporation dated September 1, 2009.